Exhibit 2.49

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”), dated as of November 24, 2015, is made by and between:

a)     NewLead Holdings Ltd., a company established under the laws of Bermuda with a registered address at Canon’s Court, 22, Victoria Street, Hamilton, Bermuda (the “Company”), and

b)     Aurora Properties Inc., a company established under the laws of the Republic of the Marshall Islands with a registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro HM96960, Republic of the Marshall Islands (the “Holder”).

(Jointly the Parties and singly the Party)

WHEREAS, pursuant to a certain Settlement Agreement, dated as of August 20, 2012, (the “SA_1”) attached hereto as Appendix A, by and between the Company and the Holder, whereby, the Holder settled a debt with the Company in the aggregate amount of USD 61,500 (United States Dollars sixty one thousand five hundred) (the “Debt_1”);

WHEREAS, pursuant to a certain Settlement Agreement, dated as of April 15, 2013, (the “SA_2”) attached hereto as Appendix B, by and between the Company and the Holder, whereby, the Holder settled a debt with the Company in the aggregate amount of USD 450,000 (United States Dollars four hundred fifty thousand) (the “Debt_2”);

WHEREAS, pursuant to a certain Settlement Agreement, dated as of December 17, 2013, (the “SA_3”, which, together with SA_1, and SA_2, shall be referred to as the “Settlement Agreements”) attached hereto as Appendix C, by and between the Company and the Holder, whereby, the Holder settled a debt with the Company in the aggregate amount of USD 277,588.20 (United States Dollars two hundred seventy seven thousand five hundred eighty eight) (the “Debt_3”);

WHEREAS, the Company has authorized a new series of convertible preferred shares of the Company designated as Series A-1 Convertible Preferred Shares, with a $0.01 par value, the terms of which are set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series A-1 Convertible Preferred Shares (the “Certificate of Designations”) in the form attached hereto as Schedule A (together with any convertible preferred shares issued in replacement thereof in accordance with the terms thereof, the “Preferred Shares”), which Preferred Shares shall be convertible into the Company’s common shares of $0.01 par value each (the “Common Shares”), in accordance with the terms of the Certificate of Designations;

WHEREAS, as of the date hereof, the outstanding amount of Debt_1, Debt_2 and Debt 3 is USD 61,499 (United States Dollars sixty one thousand four hundred ninety nine), USD 269,998 (United States Dollars two hundred sixty nine thousand nine hundred ninety eight); and USD 272,036 (United States Dollars two hundred seventy two thousand thirty six) respectively, therefore, there is the total outstanding amount of USD 603,533 (United States Dollars six hundred three thousand five hundred thirty three) due to the Holder (hereinafter the “Debt”).

WHEREAS, the Company has offered to the Holder to exchange the Debt with Preferred Shares worth of USD 600,000 (United States Dollars six hundred thousand) (the “Settlement Amount”) in full and final settlement of the Debt.

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to exchange with the Holder, and the Holder desires to exchange with the Company, the Debt with shares of Preferred Shares.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Holder agree as follows:

1.     Terms of the Exchange. The Company and Holder agree that the Holder will exchange the Debt and will relinquish any and all other rights he may have under the Debt in exchange for Preferred Shares worth of the Settlement Amount, whereby each Preferred Shares shall be convertible, at the option of the Holder into USD 10,000 (United States Dollars ten thousand) worth shares of fully paid and non-assessable Common Shares in the manner provided for in the Certificate of Designations (such Preferred Shares as converted into Common Shares, the “Conversion Shares”, and together the Conversion Shares with the Preferred Shares, the “Securities”) as set forth on Schedule B, annexed hereto.

2.     Closing. Upon satisfaction of the conditions set forth herein, a closing shall occur at the principal offices of the Company, or such other location as the Parties shall mutually agree. At closing, the Holder shall release the Company from the Debt and the Company shall deliver to the Holder a certificate evidencing the Preferred Shares in the name(s) and amount(s) as indicated on Schedule B annexed hereto. Upon closing, any and all obligations of the Company to the Holder under the Settlement Agreements shall be fully satisfied, the Company shall be released from the Debt and Holder will have no remaining rights, powers, privileges, remedies or interests under the Settlement Agreements.

3.Further Assurances

Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

4.     Representations and Warranties of the Holder. The Holder represents and warrants as of the date hereof and as of the closing to the Company as follows:

a.     Authorization; Enforcement. The Holder has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Holder and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Holder and no further action is required by the Holder. This Agreement has been (or upon delivery will have been) duly executed by the Holder and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Holder enforceable against the Holder in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

b.     Tax Advisors. The Holder has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, the Holder relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

c.     Information Regarding Holder. The Holder is an “Accredited Investor”, as such term is defined in Rule 501 of Regulation D promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Holder to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Holder has the authority and is duly and legally qualified to purchase and own the Securities. The Holder is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The Holder shall, for the purpose of the above, execute the Accredited Investor Certificate, appended hereto as Schedule C.

d.     Legend. The Holder understands that the Securities have been issued (or will be issued in the case of the Conversion Shares) pursuant to an exemption from registration or qualification under the Securities Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such shares certificates):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

e.     Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 4(d) above or any other legend (i) while a registration statement covering the resale of such Securities is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 and the Subscriber is not an affiliate of the Company (provided that the Holder provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of the Holder’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the Holder provides the Company with an opinion of counsel to the Holder, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than three (3) business days following the delivery by the Holder to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with shares powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from the Holder as may be required above in this Section 4(e), as directed by the Holder, either:

(A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program and such Securities are Shares or Conversion Shares, credit the aggregate number of shares of Common Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the Holder, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of the Holder or its designee. The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith, including, but not limited to, fees for the opinions of counsel rendered to the transfer agent in connection with the removal of any legends.

f.     Restricted Securities. The Holder understands that: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Holder shall have delivered to the Company (if requested by the Company) an opinion of counsel to the Holder, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Holder provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

g.     Trading Limitations. Upon receipt of the Common Shares upon conversion,the holder of Series A Preferrred Shares agrees, with respect to any sales of such Common Shares, to limit its aggregate trading on any single Trading Day to 20% of the daily trading volume for that day. “Trading Day” means any day on which the Common Shares are traded or quoted on the trading market.

5.     Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Holder:

a.     Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of any other agreements that may be entered into by the Parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Exchange Documents”) and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors of the Company or the Company’s shareholders in connection therewith, including, without limitation, the issuance of the Preferred Shares, and the reservation for issuance and issuance of Conversion Shares issuable upon conversion of the Preferred Shares have been duly authorized by the Company's Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its shareholders. This Agreement and any other agreement (as defined herein) have been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

b.     Organization and Qualification. Each of the Company and its subsidiaries (the “Subsidiaries”) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Exchange Documents or (iii) the authority or ability of the Company to perform any of its obligations under any of the Exchange Documents.

c.     No Conflict. The execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Shares and reservation for issuance and issuance of the Conversion Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined below) or other organizational documents of the Company or any of its Subsidiaries, any capital share of the Company or any of its Subsidiaries or Bye-laws (as defined below) of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a Party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the OTC Markets (the “Principal Market”) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

d.     No Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date of this Agreement, and neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Exchange Documents. To the best of the Company’s knowledge, the Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Shares in the foreseeable future.

e.     Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act. The offer and issuance of the Securities is exempt from registration under the Securities Act pursuant to the exemption provided by Section 3(a)(9) thereof. The Company covenants and represents to the Holder that neither the Company nor any of its Subsidiaries has received, anticipates receiving, has any agreement to receive or has been given any promise to receive any consideration from the Holder or any other Person in connection with the transactions contemplated by the Exchange Documents.

f.     Issuance of Securities. The issuance of the Preferred Shares are duly authorized and upon issuance in accordance with the terms of the Exchange Documents shall be validly issued, fully paid and non-assessable and free from all taxes, liens, charges and other encumbrances with respect to the issue thereof. Upon issuance or conversion in accordance with the Certificate of Designations, the Conversion Shares, when issued, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Share.

g.     Transfer Taxes. As of the date of this Agreement, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the Preferred Shares to be exchanged with the Holder hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

h.     Equity Capitalization. Except as disclosed in any publicly available material: (i) none of the Company’s capital share is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act; and (iii) neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the in the Company’s filings with the SEC (the “SEC Documents”) which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. The Company has furnished to the Holder true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bye-laws”).

(i) Shell Company Status. The Company is not and has not been for a period of at least one (1) year prior to the date of this Agreement an issuer identified in Rule 144(i)(1) of the Securities Act. The Company is, and has been for a period of at least 90 days, subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

6.	Additional Acknowledgments.

The Holder and the Company confirm that the Company has not received any consideration for the transactions contemplated by this Agreement. Pursuant to Rule 144 promulgated by the Commission pursuant to the Securities Act and the rules and regulations promulgated thereunder as such Rule 144 may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule 144, the holding period of the Preferred Shares (including the Conversion Shares upon conversion of the Preferred Shares) tacks back to December 17, 2013, the issue date of the Securities. The Company agrees not to take a position contrary to this paragraph.

7.	Release by the Holder.

In consideration of the foregoing, the Holder releases and discharges the Company, Company’s officers, directors, principals, control persons, past and present employees, insurers, successors, and assigns (the “Company Parties”) from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which such Holder ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, whether or not known or unknown, arising under the Securities against Company Parties.

8.	Duty of the Holder to Inform the Company:

The Holder has a duty to provide brokerage statements to the Company of any and all amounts realized from the sale of the shares of the Company’s Common Stock deriving from conversion of Preferred Stock, on a monthly basis no later than the third business day of each month including any outstanding balance at such time to be realized as of that date.

9.	Miscellaneous.

a.     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

b.     Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed under the laws of the State of New York without regard to the choice of law principles thereof. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York located in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

c.     Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

d.     Counterparts/Execution. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

e.     Notices. Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent (i) postage prepaid by registered mail, return receipt requested, or (ii) by facsimile, to the respective Parties as set forth below, or to such other address as either Party may notify the other in writing.

If to the Company, to:	NewLead Holdings Ltd
83 Akti Miaouli &Flessa Str
Piraeus 185 38, Greece
Attention: Chief Executive Officer

If to Holder, to the address set forth on the signature page of the Holder

f.     Expenses. The Parties hereto shall pay their own costs and expenses in connection herewith.

g.     Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the Parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the Parties. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all Parties, or, in the case of a waiver, by the Party waiving compliance. Except as expressly stated herein, no delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

h.     Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

i.      Independent Nature of the Holder’s Obligations and Rights . The obligations of the Holder under the Exchange Documents are several and not joint with the obligations of any other holder (each, an “Other Holder”) under any other agreement (each, an “Other Agreement”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holders under any Other Agreement. Nothing contained herein or in any Other Agreement, and no action taken by the Holder pursuant hereto or any Other Holder pursuant to any Other Agreement, shall be deemed to constitute the Holder or any Other Holder as, and the Company acknowledges that the Holder and the Other Holders do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holder and any Other Holder are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Exchange Documents, any other agreement or any matters, and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group or entity, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Exchange Documents and any Other Agreement. The decision of the Holder to acquire the Securities pursuant to the Exchange Documents has been made by the Holder independently of any Other Holder. The Holder acknowledges that no Other Holder has acted as agent for the Holder in connection with the Holder making its acquisition hereunder and that no Other Holder will be acting as agent of the Holder in connection with monitoring the Holder’s Securities or enforcing its rights under the Exchange Documents. The Company and the Holder confirm that the Holder has independently participated with the Company in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any of the Other Agreements, and it shall not be necessary for any Other Holder to be joined as an additional Party in any proceeding for such purpose. To the extent that any of the Other Holders and the Company enter into the same or similar documents, all such matters are solely in the control of the Company, not the action or decision of the Holder, and would be solely for the convenience of the Company and not because it was required or requested to do so by the Holder or any Other Holder. For clarification purposes only and without implication that the contrary would otherwise be true, the transactions contemplated by the Exchange Documents include only the transaction between the Company and the Holder and do not include any other transaction between the Company and any Other Holder.

j.     Reporting Status. Until the date on which none of the Securities are outstanding, the Company shall timely file all reports required to be filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company shall continue to timely file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise no longer require or permit such filings.

k.     Listing. The Company shall use reasonable best efforts to promptly secure the listing or designation for quotation (as the case may be) of all of the Conversion Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Share is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) (but in no event later than the date of this Agreement) and shall use reasonable best efforts to maintain such listing or designation for quotation (as the case may be) of all Conversion Shares from time to time issuable under the terms of this Agreement on such national securities exchange or automated quotation system. The Company shall maintain the Common Share’s listing or authorization for quotation (as the case may be) on the Principal Market, The New York Stock Exchange, the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (each, an “Eligible Market”). Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Share on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 8(l).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

NEWLEAD HOLDINGS LTD.

By:____________________________________

Name:

Title:

HOLDER: AURORA PROPERTIES INC.

By:____________________________________

Address for Notices:

__________________________________________

__________________________________________

__________________________________________

__________________________________________

Address for delivery of Securities:

__________________________________________

__________________________________________

__________________________________________

__________________________________________

SCHEDULE A

CERTIFICATE OF DESIGNATIONS

NEWLEAD HOLDINGS LTD.

CERTIFICATE OF DESIGNATIONS OF

PREFERENCES, RIGHTS AND LIMITATIONS

OF

SERIES A-1 PREFERENCE SHARES

The undersigned, Michail Zolotas and Eleni (Lena) Despotopoulou, hereby certify that:

1.     They are the Chief Executive Officer and Chief Financial Officer, respectively, of NewLead Holdings Ltd., a Bermuda company (the “Company”).

2.     The Company is authorized to issue 500 million Preference shares, of which none are currently designated, issued or outstanding.

3.     The following resolutions were duly adopted by the board of directors of the Company (the “Board”):

WHEREAS, the authorized share capital of the Company includes 500 million preference shares of $0.01 par value per share (the “Preference Shares”) and the bye-laws of the Company provide that the board may issue the Preference Shares from time to time in one or more series;

WHEREAS, the Board is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of Preference Shares and the number of shares constituting any Series A-1 and the designation thereof, of any of them;

WHEREAS, it is the desire of the Board, pursuant to its authority as aforesaid and as set forth in this Certificate of Designations of Preferences, Rights and Limitations of Series A-1 Preference Shares, to designate the rights, preferences, restrictions and other matters relating to the Series A-1 Preference Shares, which will consist of up to 7,000 Preference Shares which the Company has the authority to issue, as set out below;

NOW, THEREFORE, BE IT RESOLVED, that the Board does hereby provide for the issuance of a series of Preference Shares for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of Preference Shares as follows:

I.	Terms of Preference Shares.

A.     Designation and Amount. The series of Preference Shares are hereby designated as the Company’s Series A-1 Preference Shares, par value of $0.01 per share (the “Series A-1 Preference Shares”), which Series A-1 Preference Shares may be subject to increase by the Board in accordance with the Company’s bye-laws.

B.     Ranking and Voting.

1.     Ranking. The Series A-1 Preference Shares will, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank: (a) senior with respect to dividends to the Company’s Common Shares (“Common Shares”); (b) pari passu with respect to rights of liquidation with the Common Shares; and (c) junior to all existing and future indebtedness of the Company.

2.     Voting. Except as required by applicable law or as set forth herein, a holder of Series A-1 Preference Shares will have the right to vote on all matters submitted to Shareholders of the Company and shall be entitled to the number of votes for each Series A-1 Preference Shares owned at the record date for the determination of Shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of Shareholders is solicited, equal to the number of Common Shares such Series A-1 Preference Shares are convertible into at such time (voting as a class with Common Shares), but not in excess of 2.0% of the then outstanding Common Shares as of such record date or at such date a vote is taken or any written consent of Shareholders is solicited, as applicable, and when aggregated with the Common Shares owned by a holder of Series A-1 Preference Shares, not in excess of the conversion limitations set forth in Section 4 herein Except as otherwise required by law, the holders of Series A-1 Preference Shares shall vote together with the holders of Common Shares on all matters and shall not vote as a separate class.

C.     Dividends.

1.     Commencing on the date of the issuance of any such Series A-1 Preference Shares (each respectively an “Issuance Date”), each outstanding Series A-1 Preference Share will accrue cumulative dividends (“Dividends”), at a rate equal to 8% per annum (“Dividend Rate”), of the Series A-1 Face Value (as defined below). Dividends will be payable with respect to any Series A-1 Preference Shares upon any of the following: (a) redemption of such shares; (b) conversion of such shares; and (c) when, as and if otherwise declared by the Board. Any calculation of the amount of such Dividends accrued and payable will be made based on a 365-day year, annually.

2.     Dividends are payable at the Company’s election, (a) in cash, (b) in Series A1 Preference Shares, or (c) in Common Shares valued at the Closing Price for the immediately preceding the date of any such redemption, conversion or declaration by the Board as identified in Section I.C.1.

D.     Protective Provision. So long as any Series A-1 Preference Shares are outstanding, the Company will not, without the affirmative approval of the holders of a majority of the Series A-1 Preference Shares then outstanding (voting separately as one class), alter or change adversely the powers, preferences or rights given to the Series A-1 Preference Shares or alter or amend this Certificate of Designations.

E.     Liquidation.

1.     Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Company, pari passu with any distribution or payment made to the holders of Series A-1 Preference Shares and Common Shares by reason of their ownership thereof, the holders of Series A-1 Preference Shares will be entitled to be paid out of the assets of the Company available for distribution to its Shareholders an amount with respect to each Series A-1 Preference Share equal to United States Dollars ten thousand (USD10,000.00) (“Series A-1 Face Value”), plus any accrued but unpaid Dividends thereon (collectively with the Series A-1 Face Value, the “Series A-1 Liquidation Value”). If, upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the amounts payable with respect to the Series A-1 Preference Shares are not paid infull, the holders of Series A-1 Preference Shares will share equally and ratably with the holders of Series A-1 Preference Shares and Common Shares in any distribution of assets of the Company in proportion to the liquidation preference and an amount equal to all accumulated and unpaid Dividends, if any, to which each such holder is entitled.

2.     If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company will be insufficient to make payment in full to all holders of Series A-1 Preference Shares, then such assets will be distributed among the holders of Series A-1 Preference Shares at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

F.     Redemption.

1.     Company’s Redemption Option. The Company will have the right, in its sole discretion and option, to redeem all or a portion of the Series A-1 Preference Shares, at a price per share equal to 100% of the Series A-1 Liquidation Value.

2.     Mechanics of Redemption. If the Company elects to redeem any of Series A1 Preference Shares then outstanding, it will deliver written notice thereof via facsimile and overnight courier (“Notice of Redemption at Option of Company”) to each holder of Series A-1 Preference Shares, which Notice of Redemption at Option of Company will indicate (a) the number of Series A-1 Preference Shares that the Company is electing to redeem and (b) the applicable Series A-1 Liquidation Value.

3.     Payment of Redemption Price. Upon receipt by any holder of Series A1 Preference Shares of a Notice of Redemption at Option of Company, such holder will promptly submit to the Company such holder’s Series A-1 Preference Share certificates. Upon receipt of such holder’s Series A-1 Preference Shares certificates, the Company will pay the Series A-1 Liquidation Value to such holder in cash.

G.     Conversion.

1.     Mechanics of Conversion.

a.     Subject to the terms and conditions hereof, one or more of the Series A1 Preference Shares may be converted, in part or in whole, into Common Shares, at any time or times after the Issuance Date, at the option of the holder of Series A-1 Preference Shares or the Company, by delivery of one or more written notices to the Company (each, a “Holder Conversion Notice”), of the holder’s election to convert the Series A-1 Preference Shares and stating the number of shares to which the holder is then entitled. On the same Trading Day on which the Company has received a Conversion Notice by 11:59 a.m. Eastern time, or the following Trading Day if received after such time or on a non-Trading Day, (each, a “Notice Date”), the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of the Holder Conversion Notice and shall either (a) only if Company is not approved through the Depository Trust Corporation (DTC), issue and surrender to a common carrier for overnight delivery to the address as specified in the Holder Conversion Notice, a certificate bearing registered in the name of the Holder or designee, for the number of Conversion Shares to which Holder is then entitled as set forth in the Holder Conversion Notice, or (b) if the Company is approved through DTC, authorize the credit by the Company’s transfer agent of such aggregate number of Conversion Shares to which Holder is then entitled, as set forth in the Holder Conversion Notice, to Holder’s or its designee’s balance account with the DTC Fast Automated Securities Transfer (FAST) Program, through its Deposit/Withdrawal at Custodian (DWAC) system, time being of the essence.

b.     No fractional Common Shares are to be issued upon conversion of Series A-1 Preference Shares, but rather if the aggregate issuance would result in the issuance of a fraction of a Common Share, the Company shall round such fraction of a Common Share up to the nearest whole share.

c.     The holder of Series A-1 Preference Shares shall be required to deliver the original certificates for the Series A-1 Preference Shares in order to effect a conversion hereunder.

d.     Upon receipt of the Common Shares upon conversion, the holder of Series A-1 Preference Shares agrees, with respect to any sales of such Common Shares, to limit its aggregate trading on any single Trading Day to 20% of the daily trading volume for that day.

2.     Holder Conversion. In the event of a conversion of any Series A1 Preference Shares pursuant to an Holder Conversion Notice, the Company shall issue to the holder of such Series A-1 Preference Shares a number of Conversion Shares equal to (i) the Series A-1 Face Value multiplied by (ii) the number of such Series A-1 Preference Shares subject to the Holder Conversion Notice divided by (iii) the applicable Conversion Price with respect to such Series A-1 Preference Shares.

3.     Conversion Price Adjustment. In the event the Company, shall, at any time following the issuance of the Series A-1 Preference Shares, issue additional Common Shares in a financing transaction the sole purpose of which is to raise capital, at a price per share less than the Conversion Price then in effect, then the Conversion Price upon each such issuance shall be reduced to a price equal to the consideration paid for such additional Common Shares.

4.     Share Splits. If Company at any time on or after this November 24th, 2015subdivides (by any share split, share dividend, recapitalization or otherwise) or combines (by combination, reverse share split or otherwise) one or more classes of its outstanding Common Shares into a greater or lesser number of shares, the share numbers and prices set forth in this Certificate, as in effect immediately prior to such subdivision or combination, will be proportionately reduced or increased, as applicable, effective as of the close of business on the date such subdivision or combination becomes effective.

5.     Definitions. For purposes of this Section I.G, the following terms shall have the following meanings:

a.     “Closing Price” means, for any security as of any date, the last close price for such security on the Trading Market, or, if the Trading Market begins to operate on an extended hours basis and does not designate the close price, then the last bid price of such security prior to 4:00 p.m., Eastern time, or, if the Trading Market is not the principal securities exchange or trading market for such security, the last bid price of such security on the principal securities exchange or trading market where such security is listed, quoted or traded, or if the foregoing do not apply, the last bid price of such security in the over-the-counter market on the electronic bulletin board for such security, or, if no last bid price is reported for such security, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).

b.     “Conversion Price” means a price of $1.00 per common share, subject to adjustment as provided herein.

c.     “Conversion Shares” means Common Shares issuable upon conversion of Series A-1 Preference Shares.

d.     “Trading Day” means any day on which the Common Shares are traded or quoted on the Trading Market.

e     “Trading Market” whatever is at the time the principal U.S. trading, quoting exchange or market for the Common Shares. All Trading Market data shall be measured as provided by the appropriate function of the Bloomberg Professional service of Bloomberg Financial Markets or its successor performing similar functions.

6.     Issuance Limitations. Notwithstanding anything to the contrary set forth in this Certificate of Designations, at no time may all or a portion of the Series A-1 Preference Shares be converted if the number of Common Shares to be issued pursuant to such conversion would exceed, when aggregated with all other Common Shares owned by the holder of Series A-1 Preference Shares at such time, the number of Common Shares which would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the 1934 Act and the rules thereunder) more than 4.99% of all of the Common Shares outstanding at such time (the “4.99% Beneficial Ownership Limitation”); provided, however, that upon the holder of Series A-1 Preference Shares providing the Company with sixty-one (61) days’ advance notice (the “4.99% Waiver Notice”) that such holder would like to waive this Section 5 with regard to any or all Common Shares issuable upon conversion of the Series A-1 Preference Shares, this Section 5 will be of no force or effect with regard to all or a portion of the Series A-1 Preference Shares referenced in the 4.99% Waiver Notice but shall in no event waive the 9.99% Beneficial Ownership Limitation described below. Notwithstanding anything to the contrary set forth in this Certificate of Designations, at no time may all or a portion of the Series A-1 Preference Shares be converted if the number of Common Shares to be issued pursuant to such conversion, when aggregated with all other Common Shares owned by the holder of Series A-1 Preference Shares at such time, would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules thereunder) in excess of 9.99% of the then issued and outstanding Common Shares outstanding at such time (the “9.99% Beneficial Ownership Limitation” and the lower of the 9.99% Beneficial Ownership Limitation and the 4.99% Beneficial Ownership Limitation then in effect, the “Maximum Percentage”). By written notice to the Company, a holder of Series A-1 Preference Shares may from time to time decrease the Maximum Percentage to any other percentage specified in such notice. For purposes hereof, in determining the number of outstanding Common Shares, the holder of Series A-1 Preference Shares may rely on the number of outstanding Common Shares as reflected in (1) the Company’s most recent Form 20- F, Current Report on Form 6-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company setting forth the number of Common Shares outstanding. For any reason at any time, upon the written or oral request of a holder of Series A-1 Preference Shares, the Company shall within three (3) Business Days confirm orally and in writing to such holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Series A-1 Preference Shares, held by the holder of Series A-1 Preference Shares and its affiliates since the date as of which such number of outstanding Common Shares was reported, which in any event are convertible or exercisable, as the case may be, into Common Shares within 60 days’ of such calculation and which are not subject to a limitation on conversion or exercise analogous to the limitation contained herein. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation

Notwithstanding any other provision of this Certificate of Designations, at no time may the Company issue Common Shares pursuant to this Certificate of Designations if the number of Common Shares to be issued, (1) when aggregated with all other Common Shares then beneficially (or deemed beneficially) owned by a holder of Series A-1 Preference Shares, would result in such holder owning, on the date of such proposed issuance, more than 9.99% of all Common Shares outstanding as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

H.     Share Register. The Company will keep at its principal office, or at the offices of the transfer agent, a register of the Series A-1 Preference Shares, which shall be prima facie indicia of ownership of all outstanding Series A-1 Preference Shares. Upon the surrender of any certificate representing Series A-1 Preference Shares at such place, the Company, at the request of the record holder of such certificate, will execute and deliver (at the holder’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

II.	Miscellaneous.

A.     Notices. Any and all notices to the Company will be addressed to the Company’s Chief Executive Officer or Chief Financial Officer at the Company’s principal place of business on file with Bermuda. Any and all notices or other communications or deliveries to be provided by the Company to any holder of Series A-1 Preference Shares hereunder will be in writing and delivered personally, by electronic mail or facsimile, sent by a nationally recognized overnight courier service addressed to each holder of Series A-1 Preference Shares at the facsimile telephone number or address of such holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of such holder. Any notice or other communication or deliveries hereunder will be deemed given and effective on the earliest of (1) the date of transmission, if such notice or communication is delivered via electronic mail or facsimile

(2) the second business day following the date of mailing, if sent by nationally recognized overnight courier service, or (3) upon actual receipt by the party to whom such notice is required to be given.

B.     Lost or Mutilated Preference Shares Certificate. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the registered holder of Series A-1 Preference Shares will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Series A-1 Preference Shares, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder of Series A-1 Preference Shares is a financial institution or other institutional investor its own agreement will be satisfactory) or in the case of any such mutilation upon surrender of such certificate, the Company will, at its expense, execute and deliver in lieu of such certificate a new certificate of like kind representing the number of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

C. Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designations and will not be deemed to limit or affect any of the provisions hereof.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Designations this 24th day of November, 2015.

MICHAIL S. ZOLOTAS

Signed: __________________________________

Name: _________________________________

Title: ______________________________________

ELENI (LENA) DESPOTOPOULOU

Signed: __________________________________

Name: _________________________________

Title: ___________________________

SCHEDULE B

Name and Address of Holder	Settlement Amount Exchanged	Number of Shares of Series A Preferred Share to be Issued
AURORA PROPERTIES INC.	USD 600,000	60

SCHEDULE C

ACCREDITED INVESTOR CERTIFICATE

SCHEDULE C

ACCREDITED Investor Certificate

Answer all questions. Write "N/A" if not applicable.

A. PLEASE PROVIDE THE FOLLOWING INFORMATION.

1.     (a) Name of Preferred Stock Holder:

_____________________________________________________

(b) If Preferred Stock Holder is a corporation, partnership, trust or other entity, state the name of the individual(s) making the investment decision on behalf of the entity:

_____________________________________________________

2.     Preferred Stock Holder’s Address:

_____________________________________________________

_____________________________________________________

_____________________________________________________

3.     Telephone Number (including country and area code):

_____________________________________________________

4.     Taxpayer Identification Number of Purchaser:

_____________________________________________________

5.     Jurisdiction and date of organization or incorporation:

_____________________________________________________

6.     Is the Preferred Stock Holder a new or an existing shareholder?

_____________________________________________________

B.	THE FOLLOWING INFORMATION IS TO BE PROVIDED SO THAT THE COMPANY CAN DETERMINE IF THE PREFERRED STOCK HOLDER IS AN ACCREDITED INVESTOR.

Please indicate, by initialing, one or more of the following categories which are applicable to you. If no category is applicable, please initial Item 18.

Under Regulation D, an "accredited investor" is defined as any person who comes within any of the following categories, or who the Company reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

1.	A bank as defined in Section 3(a)(2) of the Act whether acting in its individual or fiduciary capacity.
2.	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity.
3.	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.
4.	An insurance company as defined in Section 2(13) of the Act.
5.	An investment company registered under the Investment Company Act of 1940.
6.	A business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940.
7.	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.
8.

A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

9.

An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), (a) if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser,  or (b) if the employee benefit plan has total assets in excess of $5,000,000, or (c) if it is a self-directed plan, with investment decisions made solely by persons that are accredited investors.

10.	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
11.	An organization described in Section 501(c)(3) of the Internal Revenue Code, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered.
12.	A corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.
13.

A director or executive officer of the Company. (An "executive officer" means the president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function, or any other person who performs similar policy making functions for the Company.)

14.

A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000. (The term "net worth" means the excess of total assets over total liabilities, disregarding from this calculation the value of the person's primary residence and any associated debt secured by the investor's primary residence; but only to the extent any such debt does not exceed the fair market value of such residence.)

15.

A natural person who had an individual income (not including income of spouse) in excess of $200,000 in each of the two most recent years (2013 and 2014) or joint income with that person's spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in the current year (2015).

16.

A trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Act.

17.	An entity in which all of the equity owners meet the requirements of any one of categories B1-B16 immediately above. (If this category is initialed, please complete the Certificate of Signatory attached hereto as Exhibit A to the Accredited Investor Certificate.)
18.	Initial here if none of the above categories are applicable.

C.

THE FOLLOWING INFORMATION IS TO BE PROVIDED BY PREFERRED STOCK HOLDERS WHO ARE INDIVIDUALS, OR BY THE PERSON MAKING THE INVESTMENT DECISION ON BEHALF OF CORPORATIONS, PARTNERSHIPS, TRUSTS, OR OTHER ENTITIES.

1.

Are you aware of the fact that you have the opportunity to question a representative of the Company about this investment, the Company, the Company's properties, the Company's operations and the Company's methods of doing business?

Yes	No

2.     Do you understand the merits and risks associated with an investment in the Company?

Yes	No

3.     Do you understand that there is no guarantee of any financial return on this investment and that you run the risk of losing your entire investment?

Yes	No

4.     Do you understand that you may purchase an interest in the Company for investment only, and not with a view to the sale or other distribution thereof?

Yes	No

CERTIFICATE OF SIGNATORY

TO ACCREDITED INVESTOR CERTIFICATE

ACCREDITED CORPORATIONS, PARTNERSHIPS, TRUSTS OR OTHER ENTITIES INITIALING ONLY CATEGORY B17 MUST PROVIDE THE FOLLOWING INFORMATION.

I hereby certify that set forth below is a complete list of all equity owners in AURORA PROPERTIES INC., a Limited Liability Corporation formed pursuant to the laws of the State/Country of the Republic of the Marshall Islands. I also certify that EACH SUCH OWNER HAS INITIALED THE SPACE OPPOSITE HIS NAME, and that each such owner understands that by initialing that space he is representing that he is an accredited individual investor satisfying the test for accredited individual investors indicated under Section B of the Accredited Investor Certificate.

____________________________________

Signature of Authorized Corporate

Officer, General Partner or Trustee

Name of Equity Owner          Type of Accredited Investor*

1.     ______________________________________________________________________________

2.     ______________________________________________________________________________

3.     ______________________________________________________________________________

4.     ______________________________________________________________________________

5.     ______________________________________________________________________________

6.     ______________________________________________________________________________

8.     ______________________________________________________________________________

9.     ______________________________________________________________________________

10.     ______________________________________________________________________________

*Indicate which category number under Section B of the Accredited Investor Certificate the equity owner satisfies.

APPENDIX A

Settlement Agreement

(the "Agreement")

Dated 20 August 2012

1     Introduction

WHEREAS, in accordance with the statement of accounts of the respective below mentioned corporations, certain amounts are due and payable, such amounts having been arisen out of or in connection with the fulfillment of the business purposes/activities of the corporations:

a)

The amount of Unites States Dollars Sixty One Thousand and Five Hundred ( USD 61,500.00) (the "AURORA Receivable") is due to Aurora Properties Inc of Marshall Islands (the "AURORA") from NEWLEAD HOLDINGS LTD. of Bermuda (the "NEWLEAD")

b)	AURORA and NEWLEAD have entered into negotiations for the settlement of the AURORA Receivable.

2     Settlement of Receivables

2.1

AURORA has agreed to accept from NEWLEAD payment in kind (namely, shares of NEWLEAD's common stock) instead of cash, in full and final satisfaction of the AURORA Receivable. Accordingly, NEWLEAD has agreed to issue in favour of AURORA shares of NEWLEAD's common stock with total value of USD 61,500.00 at the time of issuance (the "Shares"). The share price to be used for the calculation of shares to be issued, will be the average of the closing prices for the last 30 trading days prior to the date of signing of this Settlement Agreement. The amount of shares will be such that multiplied by the share price will result to a value of USD 61,500.00. The Shares will be issued in full and final settlement of the AURORA Receivable and AURORA hereby agrees to accept the Shares in full and final settlement of the AURORA Receivable.

2.2	The Shares shall be issued to AURORA pursuant to a subscription agreement (the "Subscription Agreement") to be entered into between NEVVLEAD and AURORA on or about the date of this Agreement.

2.3

NEWLEAD shall, at his own expense, issue and deliver to AURORA the Shares earned in connection with the above as soon as administratively practical after the date of signing, but in any case not later than four (4) months after the date of signing of this Agreement.

3     Notice

AURORA hereby gives notice to NEWLEAD for the issuance of the Shares in favour of AURORA, in full and final settlement of the AURORA Receivable, in accordance with the terms of this Agreement and NEWLEAD by executing this Agreement hereby acknowledges such written notice.

3     Further assurance

AURORA hereby further undertake from time to time to execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of NEWLEAD may be necessary or desirable for the issuance and delivery of the Shares in accordance with the terms of this Agreement.

This Agreement and the Subscription Agreement contain the entire agreement of the parties with respect to the subject matter hereof and there are no representations, covenants or other agreements except as stated or referred to herein and therein.

4     Miscellaneous

No term of this letter is enforceable under this Agreement by a person who is not a party to this Agreement.

5     Law

This assignment is governed by the laws of the State of New York, without giving effect to any choice of law or conflicts of laws rules or provisions that would cause the application of the laws of any jurisdiction other than the State of New York.

SIGNED, SEALED and DELIVERED as a DEED

by

for and on behalf of

AURORA PROPERTIES INC

in the presence of:

SIGNED, SEALED and DELIVERED as a DEED

By Michail S. Zolotas, CEO I Director for and on behalf of

NEWLEAD HOLDINGS LTD of Bermuda

in the presence of:

Addendum no. 1

This Addendum No. 1 ("Addendum No. 1") is made on the 12th of May 2014 by and between:

(1)

NewLead Holdings Ltd, a corporation incorporated and existing under the laws of the Islands of Bermuda, with its registered office at Canon's Court 22, Hamilton HM12, Bermuda (hereinafter referred to as "NewLead' ).

AND

(2)

Aurora Properties Inc., a corporation incorporated and existing under the laws of the Republic of the Marshall Islands, with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands (hereinafter referred to as "Aurora'').

is     supplemental     to     the     Settlement     Agreement     dated     August     20th 2012     (the

"Agreement'') made between NewLead and Aurora.

WHEREAS:

The Agreement was entered into and between NewLead and Aurora in settlement of the amount of USD 61,500 (United States Dollars sixty one thousand five hundred) (hereinafter the "Receivable") in NewLead's shares of common stock.

NOW IT IS HEREBY AGREED AS FOLLOWS:

(1)	NewLead had issued to Aurora on the 20th of August 2012 the aggregate of 58,115 shares (the "Initial Shares").

(2)

Given that the current market value of the Initial Shares is USD 3,719.36 (United States Dollars three thousand seven hundred nineteen dollars and thirteen cents), NewLead has agreed to grant additional shares to Aurora so as to recover the shortfall of USD 57,780.64 (United States Dollars fifty seven thousand seven hundred eighty and sixty four cents).

(3)	The number of shares to be additionally issued would be determined by dividing the price per share being the average of the last ten (10) days preceding the date of execution of this Addendum.

(4)

Every ninety days and for a period of two years (hereinafter the "True-Up Periods") following the date of issuance of the Additional Shares, the Company shall perform true-up exercises, whereupon if the shares trading price is less than the share price used to issue the Additional Shares (such deficit referred to herein as the “True -Up Amount”), then the Company shall effect true-up adjustments, and issue additional shares (the "True-Up Shares") to Aurora with the price per share to be the average of the last ten (10) days preceding the date on which the shares are issued.

(5)

Aurora hereby further undertakes from time to time to negotiate and, if agreed, execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of NewLead may be necessary or desirable for the issuance and delivery of the Shares in accordance with the terms of this Agreement.

(6)

NewLead hereby represents and warrants to and undertakes with Aurora that the shares will be sold free and clear of all claims, mortgages, charges, pledges, encumbrances, liens, debts and other security interests of whatsoever nature, except any claims, mortgages, charges, pledges, encumbrances, liens, debts or other security interests created by or resulting from Aurora's acquisition of the Shares.

(7)	All other terms and conditions of the Agreement shall remain in full force and effect.

SIGNED, SEALED and DELIVERED as a DEED	)
By Michail S. Zolotas	)
for and on behalf of	)
Aurora Properties Inc.	)

SIGNED, SEALED and DELIVERED as a DEED	)
By Antonios Bertsos, CFO / Director	)
for and on behalf of	)
NEWLEAD HOLDINGS LTD of Bermuda	)

Addendum no. 2

This Addendum No. 2 ("Addendum No. 2") is made on the 20th of November 2014 by and between:

(1)     NewLead Holdings Ltd., a corporation incorporated and existing under the laws of the Islands of Bermuda, with its registered office at Canon's Court 22, Hamilton HM12, Bermuda (hereinafter referred to as "NewLead"),

AND

(2)     Aurora Properties inc., a corporation incorporated and existing under the laws of the Republic of the Marshall Islands (hereinafter referred to as “Aurora”.);

(Singly the Party, jointly the Parties);

is supplemental to the Settlement Agreement dated August 20. 2012. as amended by an Addendum No. 1 dated May 12, 2014 (the "Addendum") (together the "Agreement") made between NewLead and Aurora.

WHEREAS:

(a)     The Agreement was entered into and between NewLead and Aurora in settlement of the amount of USD 61,500.00 (United States Dollars sixty one thousand five hundred) (hereinafter the "Receivable") in NewLead's shares of common stock (hereinafter the "Shares").

(b)     As per clause 4 of the Addendum, NewLead had agreed to, and from time to time performed, true-up exercises every ninety (90) days from the date of execution of the Agreement for a period of two years.

(c)     According to clause 3 of the Addendum, the share price to be used for the calculation of the shares to be issued shall be the average of the closing price last ten (10) days preceding the date on which the shares are issued.

NOW IT IS HEREBY AGREED AS FOLLOWS:

(1)

A clause 2.4 shall be incorporated in the Agreement to read as follows: "Following the date of issuance of the Additional Shares, the Company shall effect true-up adjustments, duration and frequency of which shall depend on the Company's sole option (each a "True-Up Period”), whereupon in the event that the Shares' Trading Value (as defined below) is less than the shares' value at the date of issuance (such deficit referred to herein as the "True-Up Amount”), the Company shall issue further additional shares (the "True-Up Shares”) to Aurora, with the price per share being the last trading day preceding the date on which the shares are issued. For the purposes of tl1is Clause, the "Shares’ Trading Value" shall mean the value of any Shares or Additional Shares remaining unsold. Upon any sale of shares, Aurora shall be entitled to True-Up Shares should the sale proceeds be less than its Receivable (as defined in the respective Settlement Agreement). The Company shall issue True-Up Shares subject to receipt of a ten days prior written notification, which shall include (a) the relevant supporting brokerage statement indicating the number of shares sold and any proceeds obtained,(b) the balance of the Receivable entitled by Aurora, and (c) the number of True-Up Shares to be issued. Aurora shall be entitled to request such number of True-Up Shares and in such frequency as may be required in order to realize its Receivable. "

(2)

Aurora hereby further undertakes from time to time to negotiate and, if agreed, execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of NewLead may be necessary or desirable for the issuance and delivery of the True-Up Shares in accordance with the terms of this Agreement.

(3)

NewLead hereby represents and warrants to and undertakes with Aurora that the shares will be sold free and clear of all claims, mortgages, charges, pledges, encumbrances, liens, debts and other security interests of whatsoever nature, except any claims, mortgages, charges, pledges, encumbrances, liens, debts or other security interests created by or resulting from Aurora acquisition of the Shares.

(4)	All other terms and conditions of the Agreement shall remain in full force and effect.

SIGNED, SEALED and DELIVERED as a DEED	)
By Michail S. Zolotas	)
for and on behalf of	)
NEWLEAD HOLDINGS LTD. of Bermuda	)

SIGNED, SEALED and DELIVERED as a DEED	)
By	)
for and on behalf of	)
AURORA PROPERTIES INC.	)

APPENDIX B

Settlement Agreement

(the "Agreement")

Dated 15th April, 2013

Introduction

WHEREAS, in accordance with the statement of accounts of the respective below mentioned corporations, certain amounts are due and payable, such amounts having been arisen out of or in connection with the fulfillment of the business purposes/activities of the corporations:

a) The amount of United States Dollars Two Hundred Seventy Thousand only (USD 270.000,00) (the "Receivable") is due to AURORA PROPERTIES INC. (the "AURORA ") from NEWLEAD HOLDINGS LTD. of Bermuda (the "NEWLEAD")

2     Settlement of Receivables

2.1     AURORA has agreed to accept from NEWLEAD payment in kind (namely , shares of NEWLEAD's common stock) instead of cash in full and final satisfaction of the Receivable. Accordingly , NEWLEAD has agreed to issue in favour of AURORA shares of NEWLEAD's common stock with total value of USD 270.000,00 at the time of issuance (the "Shares"). The share price to be used for the calculation of the shares to be issued will be the average of the closing price of NEWLEAD's common stock for the last 30 trading days prior to the date of signing of this Agreement. The number of shares to be issued will be such number that, when multiplied by the share price calculated in accordance herewith, will result to a value of USD 270.000,00. The Shares will be issued in full and final settlement of the Receivable and AURORA hereby agrees to accept the Shares in full and final settlement of the Receivable.

2.2     The Shares shall be issued to AURORA pursuant to a subscription agreement (the "Subscription Agreement") to be entered into between NEWLEAD and AURORA on or about the date of this Agreement.

2.3     NEWLEAD shall, at his own expense, issue and deliver to AURORA the Shares earned in connection with the above as soon as administratively practical after the date hereof.

3     Notice

AURORA hereby gives notice to NEWLEAD for the issuance of the Shares in favour of AURORA , in full and final settlement of the Receivable, in accordance with the terms of this Agreement and NEWLEAD by executing this Agreement hereby acknowledges such written notice.

4     Further assurance

AURORA hereby further undertakes from time to time to negotiate and , if agreed, execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of NEWLEAD may be necessary or desirable for the issuance and delivery of the Shares in accordance with the terms of this Agreement.

This Agreement and the Subscription Agreement contain the entire agreement of the parties with respect to the subject matter hereof and there are no representations, covenants or other agreements except as stated or referred to herein and therein.

NEWLEAD hereby represents and warrants to and undertakes with AURORA that the Shares will be sold free and clear of all claims, mortgages, charges, pledges, encumbrances , liens, debts and other security interests of whatsoever nature, except any claims, mortgages, charges, pledges, encumbrances, liens, debts or other security interests created by or resulting from AURORA acquisition of the Shares.

5     Miscellaneous

No term of this letter is enforceable under this Agreement by a person who is not a party to this Agreement.

6     Law

This assignment is governed by the laws of the State of New York, without giving effect to any choice of law or conflicts of laws rules or provisions that would cause the application of the laws of any jurisdiction other than the State of New York.

SIGNED, SEALED and DELIVERED as a DEED

by

for and on behalf of

AURORA PROPERTIES INC

in the presence of:

SIGNED, SEALED and DELIVERED as a DEED

By Antonios Bertsos CFO for and on behalf of

NEWLEAD HOLDINGS LTD of Bermuda

in the presence of:

Addendum no. 1

This Addendum No. 1 ("Addendum No. 1") is made on the 12th of May 2014 by and between:

(I)     NewLead Holdings Ltd, a corporation incorporated and existing under the laws of the Islands of Bermuda, with its registered office at Canon's Court 22, Hamilton HMI 2, Bermuda (hereinafter referred to as "NewLead").

AND

(2) Aurora Properties Inc., a corporation incorporated and existing under the laws of the Republic of the Marshall Islands, with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands (hereinafter referred to as "Aurora'').

is supplemental to the Settlement Agreement dated April 15th 2013 (the "Agreement") made between NewLead and Aurora.

WHEREAS:

The Agreement was entered into and between NewLead and Aurora in settlement of the amount of USD270,000 (United States Dollars two hundred seventy thousand) (hereinafter the "Receivable") in NewLead's shares of common stock.

NOW IT IS HEREBY AGREED AS FOLLOWS:

(1)     NewLead had issued to Aurora on the 1st of May 2013 the aggregate of 450,000 shares (the "Initial Shares").

(2)     Given that the current market value of the Initial Shares is USD28,800 (United States Dollars twenty eight thousand eight hundred), NewLead has agreed to grant additional shares to Aurora so as to recover the shortfall of USD24l,200 (United States Dollars two hundred forty one thousand two hundred).

(3)     The number of shares to be additionally issued would be determined by dividing with the price per share being the average of the last ten (10) days preceding the date of execution of this Addendum.

(4)     Every ninety days and for a period of two years (hereinafter the "True-Up Periods") following the date of issuance of the Additional Shares, the Company shall perform true-up exercises, whereupon if the shares trading price is less than the share price used to issue the Additional Shares (such deficit referred to herein as the "True -Up Amount"), then the Company shall effect true-up adjustments, and issue additional shares (the "True-Up Shares") to Aurora with the price per share to be the average of the last ten (10) days preceding the date on which the shares are issued.

(5)      Aurora hereby further undertakes from time to time to negotiate and, if agreed, execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of NewLead may be necessary or desirable for the issuance and delivery of the Shares in accordance with the terms of this Agreement.

(6)     NewLead hereby represents and warrants to and undertakes with Aurora that the shares will be sold free and clear of all claims, mortgages, charges, pledges, encumbrances, liens, debts and other security interests of whatsoever nature, except any claims, mortgages, charges, pledges, encumbrances, liens, debts or other security interests created by or resulting from Aurora's acquisition of the Shares.

(7)     All other terms and conditions of the Agreement shall remain in full force and effect.

SIGNED, SEALED and DELIVERED as a DEED	)
By Michail S. Zolotas	)
for and on behalf of	)
Aurora Properties Inc.	)

SIGNED, SEALED and DELIVERED as a DEED	)
By Antonios Bertsos, CFO / Director	)
for and on behalf of	)
NEWLEAD HOLDINGS LTD of Bermuda	)

Addendum no. 2

This Addendum No. 2 ("Addendum No. 2") is made on the 20th of November 2014 by and between:

(3)     NewLead Holdings Ltd., a corporation incorporated and existing under the laws of the Islands of Bermuda, with its registered office at Canon's Court 22, Hamilton HM12, Bermuda {hereinafter referred to as "NewLead"),

AND

(4)     Aurora Properties inc., a corporation incorporated and existing under the laws of the Republic of the Marshall Islands (hereinafter referred to as “Aurora”.);

(Singly the Party, jointly the Parties);

is supplemental to the Settlement Agreement dated April 15, 2013. as amended by an Addendum No. 1 dated May 12, 2014 (the "Addendum") (together the "Agreement") made between NewLead and Aurora.

WHEREAS:

(a)

The Agreement was entered into and between NewLead and Aurora in settlement of the amount of USD 270,000.00 (United States Dollars two hundred seventy thousand) (hereinafter the "Receivable") in NewLead's shares of common stock (hereinafter the "Shares").

(b)	As per clause 4 of the Addendum, NewLead had agreed to, and from time to time performed, true-up exercises every ninety (90) days from the date of execution of the Agreement for a period of two years.
(c)

According to clause 3 of the Addendum, the share price to be used for the calculation of the shares to be issued shall be the average of the closing price last ten (10) days preceding the date on which the shares are issued.

NOW IT IS HEREBY AGREED AS FOLLOWS:

(1)

A clause 2.4 shall be incorporated in the Agreement to read as follows: "Following the date of issuance of the Additional Shares, the Company shall effect true-up adjustments, duration and frequency of which shall depend on the Company's sole option (each a "True-Up Period”), whereupon in the event that the Shares' Trading Value (as defined below) is less than the shares' value at the date of issuance (such deficit referred to herein as the "True-Up Amount”), the Company shall issue further additional shares (the "True-Up Shares”) to Aurora, with the price per share being the last trading day preceding the date on which the shares are issued. For the purposes of this Clause, the "Shares’ Trading Value" shall mean the value of any Shares or Additional Shares remaining unsold. Upon any sale of shares, Aurora shall be entitled to True-Up Shares should the sale proceeds be less than its Receivable (as defined in the respective Settlement Agreement). The Company shall issue True-Up Shares subject to receipt of a ten days prior written notification, which shall include (a) the relevant supporting brokerage statement indicating the number of shares sold and any proceeds obtained,(b) the balance of the Receivable entitled by Aurora, and (c) the number of True-Up Shares to be issued. Aurora shall be entitled to request such number of True-Up Shares and in such frequency as may be required in order to realize its Receivable. "

(2)

Aurora hereby further undertakes from time to time to negotiate and, if agreed, execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of NewLead may be necessary or desirable for the issuance and delivery of the True-Up Shares in accordance with the terms of this Agreement.

(3)

NewLead hereby represents and warrants to and undertakes with Aurora that the shares will be sold free and clear of all claims, mortgages, charges, pledges, encumbrances, liens, debts and other security interests of whatsoever nature, except any claims, mortgages, charges, pledges, encumbrances, liens, debts or other security interests created by or resulting from Aurora acquisition of the Shares.

(4)	All other terms and conditions of the Agreement shall remain in full force and effect.

SIGNED, SEALED and DELIVERED as a DEED	)
By Michail S. Zolotas	)
for and on behalf of	)
NEWLEAD HOLDINGS LTD. of Bermuda	)

SIGNED, SEALED and DELIVERED as a DEED	)
By ________________________________	)
for and on behalf of	)
AURORA PROPERTIES INC.	)

APPENDIX C

Settlement Agreement (the "Agreement")

Dated: December 12, 2013

Introduction

WHEREAS, in accordance with the statement of accounts of the respective below mentioned corporations, certain amounts are due and payable, such amounts having been arisen. out of or in connection with the fulfillment of the business purposes/activities of the corporations:

The amount of USD 277,588.20 (United States Dollars Two hundred seventy seven thousand five hundred eighty eight and twenty cents) (the "Receivable") is due to Aurora Properties Inc. (the "Aurora") from NEWLEAD HOLDINGS LTD. of Bermuda (the "NEWLEAD")

2     Settlement of Receivables

2.1     AURORA has agreed to accept from NEWLEAD payment in kind (namely, shares of NEWLEAD's common stock) instead of cash in full and final satisfaction of the Receivable. Accordingly, NEWLEAD has agreed to issue in favour of AURORA shares of NEWLEAD's common stock with total value of USD 277,588.20 (United States Dollars Two hundred seventy seven thousand five hundred eighty eight and twenty cents) at the time of issuance (the "Shares"). The share price to be used for the calculation of the shares to be issued will be the average of the closing price of NEWLEAD's common stock for the last 10 trading days prior to the date of signing of this Agreement. The number of shares to be issued will be such number that, when multiplied by the share price calculated in accordance herewith, will result to a value of USD 277,588.20 (United States Dollars Two hundred seventy seven thousand five hundred eighty eight and twenty cents). The Shares will be issued in full and final settlement of the Receivable and AURORA hereby agrees to accept the Shares in full and final settlement of the Receivable.

2.2     The Shares shall be issued to AURORA pursuant to a subscription agreement (the "Subscription Agreement") to be entered into between NEWLEAD and AURORA on or about the date of this Agreement.

2.3     NEWLEAD shall, at his own expense, issue and deliver to AURORA the Shares earned in connection with the above as soon as administratively practical after the date hereof.

2.4     In case AURORA chooses to sell the Shares within 240 days from the date of issuance of the Shares but the sale proceeds fall below the Receivable, upon demand by AURORA, NEWLEAD shall issue to AURORA additional shares of NEWLEAD's common stock for the outstanding balance up to the amount of the Receivable (the "Additional Shares"), to be sold through the same or another broker approved by NEWLEAD, so that the Creditor may recovers the shortfall and recover the Receivable in full within a period of 420 days from the issuance of the Shares.

3     Notice

AURORA hereby gives notice to NEWLEAD for the issuance of the Shares in favour of AURORA, in full and final settlement of the Receivable, in accordance with the terms of this Agreement and NEWLEAD by executing this Agreement hereby acknowledges such written notice.

4     Further assurance

AURORA hereby further undertakes from time to time to negotiate and, if agreed, execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of NEWLEAD may be necessary or desirable for the issuance and delivery of the Shares in accordance with the terms of this Agreement.

This Agreement and the Subscription Agreement contain the entire agreement of the parties with respect to the subject matter hereof and there are no representations, covenants or other agreements except as stated or referred to herein and therein.

NEWLEAD hereby represents and warrants to and undertakes with AURORA that the Shares will be sold free and clear of all claims, mortgages, charges, pledges, encumbrances, liens, debts and other security interests of whatsoever nature, except any claims, mortgages, charges, pledges, encumbrances, liens, debts or other security interests created by or resulting from AURORA's acquisition of the Shares.

5     Miscellaneous

No term of this letter is enforceable under this Agreement by a person who is not a party to this Agreement.

6     Law

This assignment is governed by the laws of the State of New York, without giving effect to any choice of law or conflicts of laws rules or provisions that would cause the application of the laws of any jurisdiction other than the State of New York.

SIGNED, SEALED and DELIVERED as a DEED

by

for and on behalf of

Aurora Properties Inc.

SIGNED, SEALED and DELIVERED as a DEED

by

for and on behalf of

NEWLEAD HOLDINGS LTD of Bermuda

Addendum no. 1

This Addendum No. 1 ("Addendum No. l") is made on this 20th of November 2014 by and between:

(1)

NewLead Holdings Ltd., a corporation incorporated and existing under the laws of the Islands of Bermuda, with its registered office at Canon's Court 22, Hamilton HMI 2, Bermuda (hereinafter referred to as "NewLead"),

AND

(2)	Aurora Properties Inc., a corporation incorporated and existing under the laws of the Republic of the Marshall Islands (hereinafter referred to as “Aurora ''),

(Singly the Party, jointly the Parties);

is supplemental to the Settlement Agreement dated December 12, 2013 (the "Agreement") made between NewLead and Aurora.

WHEREAS:

(a)

The Agreement was entered into and between NewLead and Aurora in settlement of the amount of USD 277,588.20 (United States Dollars two hundred seventy seven thousand five hundred eighty eight and twenty cents) (hereinafter the "Receivable") in NewLead's shares of common stock (hereinafter the "Shares").

(b)	Pursuant to clause 2.4 of the Agreement, NewLead agreed to issue additional shares should the sale proceeds of the shares fall below the Receivable.
(c)	According to clause 2.4 of the Agreement, the period within which Aurora may recover the shortfall is 420 days from the issuance of the shares.
(d)

According to clause 2.1 of the Agreement, the share price to be used for the calculation of the shares to be issued shall be the average of the closing price of NewLead's common stock for the last 10 trading days prior to the date of signing the Agreement.

NOW IT IS HEREBY AGREED AS FOLLOWS:

(1)

Clause 2.4 of the Agreement be amended in its entirety and read the below: "Following the date of issuance of the Additional Shares, the Company shall effect true-up adjustments, duration and frequency of which shall depend on the Company's sole option (each a "True-Up Period''), whereupon in the event that the Shares' Trading Value (as defined below) is less than the shares' value at the date of issuance (such deficit referred to herein as the "True-Up Amount''), the Company shall issue farther additional shares (the "True-Up Shares' ) to Aurora, with the price per share being the past trading day preceding the date on which the shares are issued For the purposes of this Clause, the "Shares' Trading Value" shall mean the value of any Shares or Additional Shares remaining unsold Upon any sale of shares, Aurora shall be entitled to True-Up Shares should the sale proceeds be less than its Receivable (as defined in the respective Settlement Agreement). The Company shall issue True-Up Shares subject to receipt of a ten days prior written notification, which shall include (a) the relevant supporting brokerage statement indicating the number of shares sold and any proceeds obtained,(b) the balance of the Receivable entitled by Aurora, and (c) the number of True-Up Shares to be issued. Aurora shall be entitled to request such number of True-Up Shares and in such frequency as may be required in order to realize its Receivable. "

(2)	Clause 2.4 of the Agreement be and hereby is amended to require that Aurora may recover the Receivable until September 24, 2016.

(3)

Aurora hereby further undertakes from time to time to negotiate and, if agreed, execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of NewLead may be necessary or desirable for the issuance and delivery of the True-Up Shares in accordance with the terms of this Agreement.

(4)

NewLead hereby represents and warrants to and undertakes with Aurora that the shares will be sold free and clear of all claims, mortgages, charges, pledges, encumbrances, liens, debts and other security interests of whatsoever nature, except any claims, mortgages, charges, pledges, encumbrances, liens, debts or other security interests created by or resulting from Aurora acquisition of the Shares.

(5)	All other terms and conditions of the Agreement shall remain in full force and effect.

SIGNED, SEALED and DELIVERED as a DEED	)
By Michail S. Zolotas	)
for and on behalf of	)
NEWLEAD HOLDINGS LTD. of Bermuda	)

SIGNED, SEALED and DELIVERED as a DEED	)
By	)
for and on behalf of	)
AURORA PROPERTIES INC.	)